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                                                                   Exhibit 10.24




                                SUPPLY AGREEMENT


         This SUPPLY AGREEMENT (this "Agreement") is made as of the 5th day of February, 1997, by and between ANCHOR GLASS ACQUISITION CORPORATION, a Delaware corporation, with offices at 4343 Anchor Plaza Parkway, Tampa, Florida 33634 ("SUPPLIER"), and OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation, with offices at One SeaGate, Toledo, Ohio 43666 ("PURCHASER").

                                   WITNESSETH:

         WHEREAS, PURCHASER, Consumers Packaging Inc., a corporation organized under the federal laws of Canada and the corporate parent of SUPPLIER, and Anchor Glass Container Corporation, a Delaware corporation ("Anchor"), have entered into an Asset Purchase Agreement dated as of December 18, 1996 (as amended, the "Asset Purchase Agreement"), pursuant to which, as of the date hereof, PURCHASER is purchasing the OI Assets and SUPPLIER is purchasing substantially all of the assets of the Business (other than the OI Assets) and Anchor is selling, assigning, transferring and delivering the OI Assets to PURCHASER and substantially all of the assets of the Business (other than the OI Assets) to SUPPLIER (as those terms are defined in the Asset Purchase Agreement); and

         WHEREAS, certain products related to the portion of the Business being acquired by PURCHASER have been manufactured, packaged and supplied using assets of the Business not among the OI Assets; and

         WHEREAS, PURCHASER desires to have SUPPLIER manufacture, package and supply PURCHASER with such products for resale by PURCHASER; and

         WHEREAS, SUPPLIER is willing to do so under the terms and conditions hereinafter set forth; and

         WHEREAS, PURCHASER'S willingness to consummate the transactions contemplated by the Asset Purchaser Agreement are conditioned upon and dependent upon SUPPLIER entering into this Agreement;

         NOW, THEREFORE, in consideration of these presents and the covenants, agreements and stipulations hereinafter set forth, the parties agree as follows:

         1.  DEFINITIONS

         1.1 "Product(s)" shall mean the glass containers produced at SUPPLIER's plants conforming to the Specifications.

         1.2 "Specifications" shall mean such specifications for the Product as are described below and otherwise from time to time proposed by Coors and agreed to by PURCHASER and SUPPLIER.
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         1.3 "Coors" shall mean Coors Brewing Company, a Colorado corporation, to which PURCHASER is reselling the Products.

         2.  MATERIALS

         Packaging shall be in accordance with normal industry standards, unless specific packaging requirements are provided to SUPPLIER by PURCHASER and agreed to by SUPPLIER. Said agreement shall not be unreasonably withheld.

         3.  PRODUCTION AND PRODUCTION FORECASTS

         3.1 Beginning on the effective date of this Agreement, PURCHASER will provide SUPPLIER with PURCHASER's estimated Product requirements for the upcoming ten (10) weeks, by item and by Coors brewery to which such items are to be shipped.

         3.2 SUPPLIER's production load plan and any subsequent changes thereto will be subject to PURCHASER's review and approval. Said approval shall not be unreasonably withheld. SUPPLIER agrees to minimize the number of plants supplying PURCHASER.

         3.3 PURCHASER's estimates provided pursuant to Section 3.1 shall be revised periodically by PURCHASER with a rolling ten-week forecast of requirements. SUPPLIER will be obligated to provided all of PURCHASER's revised needs for Products.

         3.4 SUPPLIER shall manufacture and package the Products pursuant to the requirements set forth in PURCHASER's shipping instructions. Such shipping instructions shall be firm and shall be timely filled by SUPPLIER.

         3.5 All Products manufactured by SUPPLIER (including any Products embodying Specification changes mutually agreed upon among Coors, PURCHASER and SUPPLIER) shall qualify to Coors' reasonable satisfaction for product compatibility and for handling and passage through the receiving, processing, closure and distribution handling systems at each of the applicable Coors facilities where such Products will be utilized.

         3.6 Movement of finished goods from SUPPLIER's plant or warehouse to designated locations shall be arranged by SUPPLIER in coordination with PURCHASER. Product is to be shipped via clean trucks and trailers suitable for transportation of glass containers and protection of their contents with respect to integrity and quality, in keeping with good commercial practice and all applicable laws, rules and regulations.

         4.  ORDERING AND DELIVERY

         4.1 PURCHASER shall order Products from SUPPLIER by issuing a standard purchase order form with a reference on the front side thereof to this Agreement. In the event that there are any inconsistencies between the terms and conditions stated on the preprinted purchase order and the terms and conditions of this Agreement, the provisions of this Agreement shall govern.


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         4.2 All Products purchased by PURCHASER pursuant to this Agreement shall be delivered to the Coors brewery or other location specified by PURCHASER in full truckload quantities. If requested by PURCHASER, SUPPLIER shall deliver all Products purchaser hereunder using transport vehicles that are operated or contracted by SUPPLIER. In addition, PURCHASER shall have the right to arrange its own transportation of Products. If PURCHASER arrange its own transportation of Products. If PURCHASER arranges its own transportation of Products, title and risk of loss shall pass to PURCHASER upon the Products being loaded onto PURCHASER's or PURCHASER's agent's truck at SUPPLIER's facility.

         4.3 Upon request, SUPPLIER shall also report its inventories of finished Product and any materials purchased or supplied by PURCHASER to PURCHASER.

         5.  EQUIPMENT AND CAPACITY

         SUPPLIER shall furnish, at its own cost and expense, all equipment required by PURCHASER for manufacturing and packaging the Products in accordance with the Specifications and in compliance with federal, state and local laws, rules and regulations.

         6.  PRICES AND PAYMENT TERMS

         6.1 The initial prices of Products to be purchased hereunder are set forth on Schedule A, which is attached hereto and by this reference made a part hereof.

         6.2 Should PURCHASER backhaul Products on its own or utilize its own designated carriers, the backhaul allowance is equivalent to the truckload rates set forth on Schedule A and will be credited directly to PURCHASER. In order to be entitled to the full backhaul allowance hereunder, PURCHASER must utilize equipment that carries at least the same amount of Products as that provided through SUPPLIER. The allowance shall be adjusted downward for smaller trailers or for less than full truckload quantities.

         6.3 All Products sold pursuant to this Agreement shall be invoiced upon shipment with payment terms of "1% Ten/Net 30 days," i.e., a one percent discount will be taken by PURCHASER for payment by the 10th day following receipt of the invoice, with net payment due by the thirtieth day following receipt of the invoice.

         6.4 All invoices shall be accompanied by a signed copy of the outbound bill of lading setting forth the relevant consignee, production codes and quantities of each code shipped. Invoices shall be sent to PURCHASER.

         6.5 SUPPLIER shall maintain and retain accurate records of production, shipment, scrap losses, rejected raw materials, and rejected Product, as well as other records required to be kept by applicable local, state or federal law or as may be reasonably requested by PURCHASER. Such records shall be available to PURCHASER for audit verification at any time during SUPPLIER's regular business hours and shall be retained by SUPPLIER for PURCHASER's use for at least one (1) year after completion of production with respect to any Product.



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         7.  QUALITY CONTROL, TESTING

         7.1 SUPPLIER shall manufacture and package the Product in accordance with the representations and warranties set forth in Section 10 and in such fashion as to permit PURCHASER TO maintain at least a "93" rating on Coors' vendor rating program, consistent with the practice of Anchor. SUPPLIER agrees to permit access to its facilities so that PURCHASER may participate in Coors' supplier certification program.

         7.2 PURCHASER reserves the right to issue Specifications at any time, delete, alter or add to any Specifications, or to issue supplementary instructions by written notice at any time.

         7.3 SUPPLIER shall store all raw materials, packaging materials and finished Product in a clean, dry area, in a manner to prevent contamination by foreign materials. Storage and handling shall be strictly in accordance with the provisions of all applicable laws and the quality control programs and standards set forth in this Section 7.

         7.4 SUPPLIER shall have each shipment of raw materials and packaging materials, whether supplied by PURCHASER or purchased by SUPPLIER, analyzed for such matters as PURCHASER may reasonably require before any of said materials are used in making and packaging the Product. Such analysis may be conducted in-house or by an outside laboratory approved by PURCHASER. These tests are to be considered routine and are to be performed at SUPPLIER's expense.

         7.5 SUPPLIER shall not use any raw materials or packaging materials that do not strictly comply with PURCHASER's instructions or applicable laws, rules or regulations.

         7.6 SUPPLIER shall perform routine in-process and finished product checks it deems necessary to assure Product quality. These tests are to be considered routine and are to be performed at SUPPLIER's expenses.

         7.7 Product shall not be released for shipment unless it strictly complies with the Specifications and all applicable laws, rules and regulations. SUPPLIER shall place any noncomplying Product on hold.

         7.8 Production codes for Product must be in accordance with the Specifications. SUPPLIER shall maintain detailed records on raw and packaging material usage, finished product records on raw and packaging material usage, finished product production by code date and shipping of Product, so that Product can be traced in case of a recall. SUPPLIER shall be capable of giving a complete response to PURCHASER within twenty-four (24) hours of notification, including the code date and location of each lot of Product still within its direct control.

         7.9 (a) Product that PURCHASER alleges does not meet the Specifications may be rejected by PURCHASER on notice to SUPPLIER ("Rejected Product").


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              (b) Rejected Product is to be stored intact by PURCHASER and made available to representatives of SUPPLIER for inspection and testing promptly after notification of such rejection.

              (c) Should any dispute arise as to whether Rejected Product does or does not comply with the Specifications, the parties agree to submit within fifteen (15) days of the notice referred to in clause (a) above samples of the Rejected Product to an independent, third party testing laboratory. The cost of such testing shall be paid equally by the parties hereto. The decision of the laboratory shall be binding on both parties.

              (d) Any Rejected Product agreed by both parties to not comply fully with the Specifications, or so determined by the laboratory referred to in clause (c) above ("Unusable Product"), shall be disposed of in a manner designated by SUPPLIER at SUPPLIER's expense.

              (e) Where PURCHASER has paid in full to SUPPLIER the price for Products so determined to be Unusable Product, SUPPLIER shall reimburse PURCHASER for the price of such Products.

         8.  INSPECTION, ACCESS, AUDITS

         SUPPLIER's facility shall meet or exceed all requirements established by state, local or federal regulations, including but not limited to Good Manufacturing Practices. Upon forty-eight (48) hours notice, PURCHASER's personnel shall have access to SUPPLIER's facility during normal business hours and during production of the Products for the purpose of conducting quality inspections, and shall have access to the results of any test or audit performed by SUPPLIER or at SUPPLIER's direction.

         9.  QUALITY CONTROL SAMPLES

         At its own cost and expense, SUPPLIER shall collect and keep retention samples in accordance with SUPPLIER's normal operating procedures.

         10. WARRANTIES, CONFORMITY

         10.1 SUPPLIER represents and warrants that the Products that it sells pursuant to this Agreement will be produced utilizing technology that is either in the public domain, or the exclusive property of SUPPLIER or to which SUPPLIER has access pursuant to a valid license. SUPPLIER will indemnify PURCHASER from any costs associated with SUPPLIER's failure to comply with this Section 10.1.

         10.2 SUPPLIER expressly warrants that Products furnished to PURCHASER pursuant to this Agreement shall be free from defects in workmanship and materials and shall conform to PURCHASER's Specifications, standards and tolerances in effect as of the date hereof or as revised by PURCHASER and agreed to by SUPPLIER prior to production. SUPPLIER further warrants that all Products sold hereunder will conform in quality and will be fit for the



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purpose for which they are intended, i.e., that they shall be commercially acceptable containers for Coors products.

         10.3 SUPPLIER represents and warrants that (1) the substances and materials which SUPPLIER uses in connection with the manufacture of Products are
(A) permissible under all applicable federal, state, local, or foreign laws, regulations, or rules as they may be amended from time to time and (B) neither unsafe food additives nor adulterated nor misbranded under the Federal Food, Drug and Cosmetic Act; and (2) that the Products manufactured from such substances may be introduced into interstate commerce within the provisions of
Section 402 and 409 of the Federal Food, Drug and Cosmetic Act.

         10.4 The above warranties shall survive acceptance of and payment for Products by PURCHASER. SUPPLIER shall reimburse PURCHASER for any costs incurred as a result of recalls required due to SUPPLIER's failure to comply with Section
10.1 or 10.2.

         10.5 PURCHASER shall give SUPPLIER written notice of any breach of warranty promptly after PURCHASER's discovery thereof.

         10.6 SUPPLIER MAKES NO INDEMNITY, REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS EXCEPT FOR THE WARRANTIES AND INDEMNITIES EXPRESSLY SET FORTH IN THIS SECTION 10 AND IN SECTION 12, AND IN NO EVENT SHALL SUPPLIER BE LIABLE TO PURCHASER FOR SPECIAL OR CONSEQUENTIAL DAMAGES BEYOND THOSE DAMAGES EXPRESSLY PROVIDED HEREIN.

         10.7 (a) SUPPLIER warrants and represents that SUPPLIER shall comply with all local, state and Federal labor and employment laws, including, but not limited to Title VII as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Acts, the Occupational Safety and Health Act of Labor Standards Acts, the Occupational Safety and Health Act of 1979 and ERISA and any rules and regulations relating to said acts.

         (b) SUPPLIER hereby acknowledges that the qual opportunity clause required by Executive Order 11246, as amended by Executive Order 11375, is incorporated by reference in this contract and SUPPLIER certifies, by execution of the contract that:

         (i) no segregated facilities are maintained contrary to the regulations under the Executive Orders;

         (ii) it has developed and follows appropriate affirmative action programs under such regulations; and

         (iii) it will incorporate by reference or otherwise in its subcontracts the equal opportunity clause and obtain assurance from its subcontractors as to facilities and affirmative action programs.



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         (c) SUPPLIER shall notify PURCHASER of any potential strike or labor action in SUPPLIER's facility that could affect the production or shipment of the Product.

         11. INSURANCE; INDEMNIFICATION

         11.1 SUPPLIER shall provide all proper safeguards and shall assume all risks in its performance of this Agreement.

         11.2 SUPPLIER agrees to and shall indemnify PURCHASER against and hold PURCHASER harmless from any and all claims, loss, damage, causes of action, suits and liabilities of every kind (including, but not limited to, liabilities under applicable environmental laws, attorney's fees and expenses incurred in the investigations, defense and settlement of any claim or suit or for the payment of any judgment) for injuries or death of any person, and all damages to and destruction of property by whomsoever owned including loss of use and/or contamination thereof, resulting directly or indirectly, in whole or in part, from the prosecution or omission of any work or obligation undertaken by SUPPLIER or required of SUPPLIER by this Agreement, except to the extent, but only to the extent, that such injuries, death or damages are proximately caused by PURCHASER's or Coors' negligence. SUPPLIER shall defend PURCHASER against any claim or litigation in connection with any injury, death, or damage cover by SUPPLIER's indemnity at SUPPLIER's expense with counsel reasonably acceptable to PURCHASER or, at the election of PURCHASER, shall reimburse PURCHASER for reasonable legal fees and other costs incurred in PURCHASER's own defense of such claims or litigation. PURCHASER shall have the right to participate in the defense of any claims or litigation and PURCHASER shall have the right to approve any settlement in any case over $25,000 in which SUPPLIER is obligated to indemnify PURCHASER, which approval may not be unreasonably withheld. The foregoing indemnity shall apply without limitation in the event of any such injury's occurrence in connection with materials or equipment supplied by PURCHASER.

         11.3 SUPPLIER shall secure before commencing, and maintain during the performance of its obligations under this Agreement, with insurance carriers satisfactory to PURCHASER, the following types of insurance and minimum coverages: (A) Comprehensive General Liability Insurance including Product Liability with the minimum bodily injury limits of $50,000,000 each occurrence and property damage limits of $50,000,000 each occurrence; (B) Automobile Liability Insurance with minimum bodily injury limits of $50,000,000 each occurrence and property damage limits of $50,000,000 each occurrence; (C) Statutory Workmen's Compensation and Occupational Disease Disability Insurance;
(D) Employer's Liability Insurance with limits of $50,000,000 each occurrence. SUPPLIER shall furnish to PURCHASER evidence of such insurance coverage in the form of Certificates of Insurance, together with evidence that the insurance carrier has assumed the liability of SUPPLIER hereunder either under a properly executed Assumption of Contractual Liability endorsement or by a Certificate of Contractual Liability Insurance. PURCHASER and Coors shall be named as additional insureds on all insurance policies required of SUPPLIER hereunder. All Certificates of Insurance shall provide that PURCHASER shall be given 30 days written notice prior to any change, substitution or cancellation prior to the stated expiration date. Insurance policies in Items (A) and (B) above which are secured by SUPPLIER pursuant to this Agreement shall be "occurrence" type policies and shall not be "claims made" policies. All Certificates of Insurance shall provide evidence of the



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type of policies being provided. Product Liability Insurance shall continue in effect for PURCHASER's benefit for a period of two (2) years from the date of the last delivery of Product to PURCHASER. In case of SUPPLIER's failure to furnish said policies and/or certificates of insurance or the cancellation of any required insurance, PURCHASER may, at its option, immediately terminate this Agreement. SUPPLIER shall have the right to self insure for all or part of its obligations under this Section 11.3.

         11.4 SUPPLIER's representations, warranties, covenants, agreements, indemnities and obligations in this Agreement, including, without limitation, those contained in this Section 11 and Sections 8 and 10, shall survive and shall not in any way be diminished, affected or deemed to be waived by PURCHASER's acceptance of any Product or its payment therefor. No failure by PURCHASER to conduct any test or inspection, or to give notice following any test or inspection of any defects or non-conformities of any Product, shall constitute a waiver of any breach by SUPPLIER of any of its representations, warranties, covenants, agreements, indemnities or other obligations contained herein, including, without limitation, those contained in this Section 11 and Sections 8 and 10.

         12. RELATIONSHIP OF THE PARTIES

         SUPPLIER shall be deemed an independent contractor and not an agent or employee of PURCHASER with respect to the terms and provisions of this Agreement and neither it nor any of its employees shall in any respect act as an agent or employee of PURCHASER. All persons employed by SUPPLIER in connection with this Agreement are to be employees or agents or SUPPLIER and under no circumstances shall SUPPLIER or any of its employees or agents be deemed to be employees or agents of PURCHASER.

         13. TERM, TERMINATION

         13.1 This Agreement shall commence as of the date hereof and shall remain in effect until it is terminated by PURCHASER giving not less than thirty
(30) days' prior written notice to SUPPLIER; provided, however, that this Agreement may not be terminated by PURCHASER pursuant to this Section 13.1 for a period of ninety (90) days after the date hereof.

         13.2 Notwithstanding the foregoing, either party may terminate this Agreement immediately on notice if:

         (i) the other party suspends or discontinues its business operations, makes any assignment for the benefit of its creditors, commences voluntary proceedings for liquidation in bankruptcy, admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee or liquidator of the other party or of all or any part of its property, or if there is an execution sale of a material portion of its assets;

         (ii) involuntary bankruptcy or reorganization proceedings a recommenced against the other party or any of its properties or if a receiver or trustee is appointed for the other party or any of its property;


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         (iii) the other party files or consents to the filing of a petition for reorganization or arrangements under the Bankruptcy Code; or

         (iv) the other party fails materially to comply with any provision of this Agreement on its part to be performed and fails to correct such failure within thirty (30) days of the date on which such party is notified in writing of the failure.

         13.3 The continuation of any obligation of PURCHASER to purchase Product pursuant to this Agreement shall be subject to SUPPLIER's continuing satisfaction of SUPPLIER's obligations contained in Sections 3.1 and 3.5 and to SUPPLIER showing continuing improvement, to the reasonable satisfaction of PURCHASER, in SUPPLIER's level of quality, service and innovation and maintaining quality, service and innovation at levels that meet or exceed the levels maintained by Coors' prior supplier of Products.

         13.4 Within ninety (90) days of the termination of this Agreement, for any reason other than SUPPLIER's breach, PURCHASER shall order out any packaging materials, labels or decorating supplies that SUPPLIER has purchased exclusively for PURCHASER in accordance with this Agreement for the production of the Products (or that Anchor had prior to the date hereof purchased exclusively for the production of the Products). The amount of such materials covered shall not exceed a quantity consistent with PURCHASER's forecasts under Section 3.3 (unless such quantity is consistent with Coors' forecasts as of the date hereof under its previous existing supply agreement with Anchor and SUPPLIER has not purchased any materials of the kind after the date hereof).

         13.5 Upon termination of this Agreement for any reason whatsoever, SUPPLIER shall immediately deliver to PURCHASER all Specifications, artwork, all packaging materials purchased by PURCHASER and all other materials, supplies or equipment provided by PURCHASER. SUPPLIER shall also deliver to PURCHASER all Product manufactured hereunder, and shall invoice PURCHASER in accordance with the terms hereof.

         14. FORCE MAJEURE

         In the event that either party's performance of its obligations under this Agreement shall be delayed or prevented as a result of any law, decree, order or regulation, either local, state or federal, or in the event of such delay or prevention of performance as a result of any riots, war, public disturbances, strikes, fires, floods, acts of God, accidents of navigation, failure of delivery of raw material, or for any other reason (whether or not of the same class or kind as set forth above), which occurrence was not within the control of the party whose performance has been affected and which, by the exercise of reasonable diligence, that party could not have reasonably prevented or avoided, then such party's failure to perform shall be excused and such party shall not be subject to any liability for its failure to perform its obligations hereunder; provided that the party whose performance has been affected takes all reasonable action to remove the occurrence which has prevented or delayed its performance as expeditiously as possible. The requirement that any such Force Majeure be removed as quickly as possible shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party or parties to the extent that the party whose performance has been affected (or, in the case of PURCHASER,


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Coors, as the case may be) continues to negotiate with such party. Either party may, at its option, suspend delivery or receipt of Products during the period that such cause continues, and reduce its obligation to sell or purchase Products by the amount of suspended deliveries or receipts.

         15. APPLICABLE LAW

         This Agreement shall be construed in accordance with the laws of the State of Ohio, without regard to its rules on conflicts of law.

         16. NOTICE; DESIGNATION

         16.1 Unless otherwise indicated herein, all notices, requests, demands or other communications to the respective parties hereto shall be deemed to have been given or made when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid, or by means of overnight delivery service when delivered to such service addressed or by facsimile to the respective party at the following address:

         To PURCHASER:

                  Owens-Brockway Glass Container Inc.
                  One SeaGate
                  Toledo, Ohio 43666
                  Attention: G.J. Lemieux

                  with  copies to:

                  Owens-Brockway Glass Container Inc.
                  One SeaGate
                  Toledo, Ohio 43666
                  Attention:  James W. Baehren

         To SUPPLIER:

                  Anchor Glass Acquisition Corporation
                  4343 Anchor Plaza Parkway
                  Tampa, Florida  33634
                  Attention:  John J. Ghaznavi
                                 Chairman

                  with copies to:

                  Consumers Packaging Inc.
                  401 The West Mall
                  Suite 900
                  Etobicoke, Ontario  M9C 5J7
                  Attention:  John J. Ghaznavi
                                 Chairman



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         16.2 If a specific contact person is mentioned in a provision, notice concerning the subject matter of such provision shall be directed to such person. The address or the name of any contact person may be changed by sending notice in the manner set forth above. Unless otherwise indicated, if no contact person is designated for a specific function as set forth in this Agreement, the contact person for such function shall be G.J. Lemieux for PURCHASER and John J. Ghaznavi for SUPPLIER.

         17. ASSIGNMENT

         Neither party shall assign its interest in this Agreement without the prior written consent of the other party.

         18. MODIFICATION, NONWAIVER, SEVERABILITY

         18.1 Neither this Agreement nor any part hereof may be changed, altered or amended orally. Any modification must be by written instrument signed by parties.

         18.2 No failure or delay on the part of either party in exercising its right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy nor shall any single or partial exercise of any right, power or remedy operate as a waiver thereof.

         18.3 If any provision of this Agreement is held ineffective for any reason, the other provisions shall remain effective.

         19. ENTIRE AGREEMENT; CAPTIONS; COUNTERPARTS

         19.1 This Agreement contains the entire understanding of the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof.

         19.2 The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         19.3 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         20. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         20.1 Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County,
(b) the United States District Court for the Southern District of New York and
(c) to the extent applicable, the United States Bankruptcy Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of or related to this Agreement, or any transaction contemplated hereby



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but for no other purpose. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County or, to the extent applicable, the United States Bankruptcy Court for the District of Delaware. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 16.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this paragraph 20.

         20.2 Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, (ii) the United States District Court for the Southern District of New York or (iii) to the extent applicable, the United States Bankruptcy Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. SUPPLIER also hereby irrevocably and unconditionally waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the venue of any such action, suit or proceeding brought in one of the above-named courts is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in of by such court.

         20.3 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER DOCUMENT REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       ANCHOR GLASS ACQUISITION CORPORATION



                                       By:  /s/  John J. Ghaznavi
                                           -------------------------------------
                                            Name:  John J. Ghaznavi
                                            Title:  Chairman and CEO

                                       OWENS-BROCKWAY GLASS CONTAINER INC.



                                       By:  /s/  Thomas L. Young
                                           -------------------------------------
                                            Name: Thomas L. Young
                                            Title:  Vice President

                                                    SCHEDULE A


                       PACKAGING                                 MEMPHIS/ELKTON         GOLDEN             GOLDEN
  MOLD NUMBER       (IF APPLICABLE)      DESCRIPTION              BULK $/GROSS       BULK $/GROSS      CASED $/GROSS
----------------------------------------------------------------------------------------------------------------------
     71218                               12 oz. Returnable              16.00              17.49               N/A
     80735            24--carrier        7 oz. Short or Tall             9.34              10.20             11.22
  812HB/812K1         24--carrier        12 oz. LNNR                    11.40              12.49             14.14
  812B2/812J1         24--carrier        12 oz. Convenience              9.90              10.89             12.39
  812E9/812G2         24--carrier        12 oz. Zima                    11.04              12.12             13.58
     81614                               16 oz. BB Bat                  24.04              38.33                N/A
     81602                               16 oz. BB Bat                  25.57              39.01                N/A
     82206                               22 oz.                         19.97              21.74                N/A
  82204/82205         24--carrier        22 oz Zima                     19.48              21.48             22.80
     83225            12--carrier        32 oz.                         22.61              24.96             27.16
     81611            24--carrier        16 oz .Widemouth               14.28              15.71             16.74
     81611            24--partition      16 oz. Widemouth               14.28              15.71             17.80
     82207                               22 oz. Widemouth               19.97              21.84                N/A
     83233            12-carrier         32 oz. Widemouth               24.28              26.62             28.82
     83233            12--partition      32 oz. Widemouth               24.28              26.62             30.32
     84020            12--carrier        40 oz. Widemouth               25.93              28.57             30.91
     84020            12--partition      40 oz. Widemouth               25.93              28.57             32.78

Price for cased goods with 24 bottles include $0.65/gross for carton setup and $0.24/gross for carrier or partition insertion

Prices for cased goods with 12 bottles include $0.75/gross for carton setup and $0.34/gross for carrier or partition insertion.

Prices for bottles delivered to Golden have been adjusted to include incremental freight in accordance with the Coors Supply Agreement.

Prices include 6.5% volume discount rebate.

                       ANCHOR GLASS CONTAINER CORPORATION
                                TRANSACTION FEES

--------------------------------------------------------------------------------

Other Payments Required At Closing:
          Change of Control Payments to Key
          Executives                                                             $  1,045,064.27
          Pension Cash Payments                                                     9,056,100.00
          Rothschild Inc.                                                           4,412,790.00
          Cleary Gottlieb                                                             495,237.63
          White & Case                                                                574,299.14
          Title Payment Due to Stewart Title for CGC
          Work                                                                        765,549.98
                                                                                 ---------------
          Total Other Payments Required At Closing                               $ 16,349,041.02
Other Payments Due After Closing:
          Jones, Day                                                             $    838,478.00
          Eckert Seamans                                                              748,732.00
          Environ                                                                      61,094.42
          Towers Perrin                                                                25,530.00
          American Appraisal                                                          251,583.00
          Cliff Jones                                                                  13,950.00
          Citibank (Tampa Lease Extension)                                            100,000.00
                                                                                 ---------------
          Total Other Fees Due After Closing                                     $  2,039,367.42
BT Fees:
          Revolver:
                                                      ------------------------
          Upfront Fee                                 2.25%    $110,000,000.00   $  2,475,000.00
                                                      ------------------------
          Agent Fee                                                                    75,000.00
          Expenses                                                                     64,003.68
                                                                                 ---------------
          Total BTCC Revolver                                                    $  2,614,003.68
          Bridge:
                                                      ------------------------
          Commitment Fee                              1.50%    $130,000,000.00   $  1,950,000.00
          Funding Fee                                 1.50%    $130,000,000.00      1,950,000.00
                                                      ------------------------
          Expenses & BT Canada                                                        125,143.46
                                                                                 ---------------
          Total BT Bridge                                                        $  4,025,143.46
------------------------------------------------------------------------------------------------
TOTAL CONSUMERS FUNDING
REQUIREMENT                                                                      $225,497,555.58
------------------------------------------------------------------------------------------------
Consumers Sources:
          Consumers Equity                                                       $ 75,000,000.00
          Consumers Additional Equity                                               5,000,000.00
          Support Payment - Additional Equity                                       5,000,000.00
          Bridge Loan                                                             130,000,000.00
          Revolver                                                                    104,555.58
          Owens' Net Purchase of Inventory                                          4,393,000.00
          Fees Paid by Consumers                                                    6,000,000.00
                                                                                 ---------------
            ------------------------------------------------------------------------------------
            Total Sources                                                        $225,497,555.58
            ------------------------------------------------------------------------------------

                       ANCHOR GLASS CONTAINER CORPORATION
                                TRANSACTION FEES

                                                                                      Fees
                                                                                ----------------

1.    Total Purchase Price (a)                                                  $ 392,837,000.00
2.    Minus  Convertible Preferred (b)                                            (46,900,000.00)
3.    Minus  Common (b)                                                           (12,000,000.00)
                                                                                ----------------
4.    Total Cash Purchase Price Before Adjustment for Closed Plants               333,937,000.00
5.    Minus  Owens-Illinois Portion (a)                                          (128,362,000.00)
                                                                                ----------------
6.    Consumers' Cash Portion Before Adjustment for Closed Plants                 205,575,000.00
7.    Minus  Adjustment for Closed Plants                                          (5,700,000.00)
                                                                                ----------------
8.    Consumers Portion After Adjustment for Closed Plants                        199,875,000.00
9.    Plus  Extra Cash for Lease Rejections                                           595,000.00
                                                                                ----------------
------------------------------------------------------------------------------------------------
10.   Total Consumers Cash Payment to Creditors                                 $ 200,470,000.00
------------------------------------------------------------------------------------------------

      PAYMENTS TO:
Minus            Bell-Foster                                                    $  (3,000,000.00)
                 Coors Cure Costs                                                  (3,801,000.00)
                 Title Company (Stewart Title)                                     (4,266,152.84)
                 Foothill                                                        (108,556,958.60)
                                                                                ----------------
                 Smith Barney (Creditors)                                       $  80,845,888.56
           -------------------------------------------------------------------------------------
           Total Consumers Cash Payment                                         $ 200,470,000.00
           -------------------------------------------------------------------------------------



------------------------

(a)   Per Mark Kirk Certificate dated 1/24/97.

(b) Does not include the extra 3.320 shares of Convertible Preferred and the 898 shares of Common Stock to be issued to the Creditors for certain lease rejections.